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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated July 2, 2001 relating to the consolidated financial statements and financial statement schedule of Resources Connection, Inc. and its subsidiaries and our reports dated August 6, 1999 relating to the financial statements and financial statement schedule of Resources Connection LLC which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Orange County, California

August 8, 2001